UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)                 May 28, 2008

ZENITH NATIONAL INSURANCE CORP.

(Exact name of registrant as specified in its charter)

Delaware	1-9627	95-2702776
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

21255 Califa Street, Woodland Hills, CA		91367-5021
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code  (818) 713-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On May 28, 2008, Zenith Insurance Company, a wholly-owned subsidiary of Zenith National Insurance Corp., the Registrant, entered into an Agreement of Purchase and Sale and Joint Escrow Instructions with GRE Warner Califa LLC, a Delaware limited liability company (the “Agreement”).

The Agreement provides for the purchase by Zenith Insurance Company from GRE Warner Califa LLC of land and an office building in Woodland Hills, California adjacent to Registrant’s corporate offices for a purchase price of $12,500,000.

Closing is scheduled for July 8, 2008 and is subject to conditions typical in real estate transactions of this nature.

A copy of the Agreement is attached as Exhibit 10.1 to this current report and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(a)  Not applicable

(b)  Not applicable

(c)  Exhibits

The following exhibit is filed as part of this current report:

Number	Exhibit
10.1	Agreement of Purchase and Sale and Joint Escrow Instructions dated May 28, 2008 by and between GRE Warner Califa LLC and Zenith Insurance Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZENITH NATIONAL INSURANCE CORP.

Dated: May 30, 2008	By:	/s/ Michael E. Jansen
	Name:	Michael E. Jansen
	Title:	Executive Vice President
and General Counsel

Index to Exhibits

Number	Exhibit
10.1	Agreement of Purchase and Sale and Joint Escrow Instructions dated May 28, 2008 by and between GRE Warner Califa LLC and Zenith Insurance Company